UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 15, 2009 (July 13, 2009)
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-13102 (Commission File Number)	36-3935116 (I.R.S. Employer Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 13, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of First Industrial Realty Trust, Inc. (the “Company”) approved the terms of service-based and performance-based incentive awards to certain officers and employees of the Company, including the Company’s Chief Investment Officer and acting Chief Financial Officer.
Service-Based Incentive Plan (the “Service Plan”)
Grantees of an award under a Service-Based Bonus Agreement (the “Bonus Agreement”) pursuant to the Service Plan who remain employed with the Company through and including June 30, 2010 will be eligible for a specified cash bonus (the “Bonus”). In the event (i) a grantee’s employment with the Company is terminated on or prior to June 30, 2010 as a result of grantee’s death or by the Company due to grantee’s disability or (ii) a change of control is consummated on or prior to June 30, 2010 and the grantee remains employed with the Company through the date of such change of control, the grantee will be eligible for an amount in cash equal to four (4) times the Bonus, in lieu of the Bonus. Subject to the foregoing, in the event of the termination of a grantee’s employment with the Company by the Company with or without cause or by the grantee for any reason prior to the earlier of June 30, 2010 or the consummation of a change of control, the grantee will not be eligible for any Bonus.
Under their respective Service-Based Bonus Agreements, the Bonuses specified for Johannson L. Yap, the Company’s Chief Investment Officer, and Scott A. Musil, the Company’s acting Chief Financial Officer, are $66,900 and $46,830, respectively.
A copy of the form of Bonus Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Performance-Based Incentive Plan (the “Performance Plan”) under the First Industrial Realty Trust, Inc. 2001 Stock Incentive Plan
Grantees of an award under a Restricted Stock Unit Award Agreement (the “RSU Agreement”) pursuant to the Performance Plan will be issued a specified number of restricted stock units (“Performance RSUs”), each of which represents the right to receive, upon vesting, one share of the Company’s common stock plus any dividend equivalents that have accrued prior to the date of vesting.
The Performance RSUs and associated dividend equivalents will have a performance-based vesting component and a time-based vesting component, and each Performance RSU will vest upon the later to occur of the satisfaction of the relevant performance-based and time-based vesting component. The performance-based component will be satisfied with respect to installments of 25% of the Performance RSUs in the event that the Company maintains, for a period of 15 consecutive days prior to June 30, 2014, stock price targets of $9.00, $13.00, $17.00 and $21.00, respectively. The time-based component is subject to a grantee’s continued employment over a period of four years, with 25% vesting on each of June 30, 2010, 2011, 2012 and 2013.
Upon the consummation of a change of control of the Company, all Performance RSUs will vest in full. In the event of a termination of a grantee’s employment due to his death or disability, each unvested Performance RSU will vest to the extent that:
•	the time-based condition relating to that Performance RSU would have been satisfied had the grantee remained employed for an additional 24 months, and

•	the performance-based condition relating to that Performance RSU is satisfied at any time through the earlier of the 24-month anniversary of the grantee’s termination and June 30, 2014.
All vested RSUs will be distributed in shares of the Company’s common stock. At the Company’s option, the Company may pay dividend equivalents in cash or common stock.
Under their respective RSU Agreements, Johannson L. Yap, the Company’s Chief Investment Officer, and Scott A. Musil, the Company’s acting Chief Financial Officer, will receive 40,000 Performance RSUs and 28,000 Performance RSUs, respectively.
A copy of the form of RSU Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Form of Service-Based Bonus Agreement

10.2	Form of Restricted Stock Unit Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC
Date: July 15, 2009	By:	/s/ Scott A. Musil
Scott A. Musil
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Service-Based Bonus Agreement

10.2	Form of Restricted Stock Unit Award Agreement